================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            OAK HILL FINANCIAL, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                            OAK HILL FINANCIAL, INC.
                              14621 State Route 93
                               Jackson, Ohio 45640

                            NOTICE OF ANNUAL MEETING
                                       OF
                                  SHAREHOLDERS
                            TO BE HELD APRIL 27, 1999

                                                                   Jackson, Ohio
                                                                   April 2, 1999

To the Shareholders:

         The Annual Meeting of Shareholders of Oak Hill Financial, Inc. (the "Corporation"), will be held at the Ohio State University Extension South District Office, 17 Standpipe Road, Jackson, Ohio 45640, on April 27, 1999, at 1:00 p.m., local time, for the following purposes:

         1. To elect the following five Directors for terms expiring in 2001 (Class I), as successors to the class of Directors whose terms expire in 1999: Evan E. Davis, C. Clayton Johnson, John
                  D. Kidd, Richard P. LeGrand, and D. Bruce Knox.

         2. To consider and act upon a proposed amendment to the Corporation's Third Amended and Restated Articles of Incorporation to increase the authorized Common Stock of the Corporation from 5,000,000 to 15,000,000 shares.

         3. To consider and act upon a proposed amendment to the Corporation's 1995 Stock Option Plan to increase the number of shares of the Corporation's Common Stock issuable upon exercise of stock options under the Corporation's 1995 Stock Option Plan from 500,000 to 800,000 shares.

         4. To ratify the appointment of Grant Thornton LLP, independent auditors, as auditors for the Corporation for the fiscal year 1999.

         5. To consider and act upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.

         On March 16, 1999 there were 4,367,765 common shares outstanding. Each shareholder is entitled to one vote for each common share held regarding each matter properly brought before the meeting. Holders of record of the Corporation at the close of business on March 16, 1999, are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof.

                                       By Order of the Board of Directors,

                                       /s/ H. Tim Bichsel

                                       H. Tim Bichsel
                                       Secretary  and Treasurer

EVERY SHAREHOLDER'S VOTE IS IMPORTANT. IF YOU ARE UNABLE TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE AND RETURN PROMPTLY THE ENCLOSED PROXY SO THAT YOUR SHARES WILL BE REPRESENTED. A STAMPED, ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                            OAK HILL FINANCIAL, INC.
                              14621 State Route 93
                               Jackson, Ohio 45640

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                  INTRODUCTION

         On behalf of the Board of Directors of Oak Hill Financial, Inc. (the "Corporation"), a proxy is solicited from you to be used at the Corporation's Annual Meeting of Shareholders ("Annual Meeting") to be held April 27, 1999, at 1:00 p.m., local time, at the Ohio State University Extension South District Office, 17 Standpipe Road, Jackson, Ohio 45640. This Proxy Statement is being mailed on or about April 2, 1999.

         Proxies in the form enclosed herewith are being solicited on behalf of the Corporation's Board of Directors. Proxies which are properly executed and returned will be voted at the Annual Meeting as directed; proxies properly executed and returned which indicate no direction will be voted in favor of the proposals set forth in the notice attached hereto and more fully described in this Proxy Statement. Proxies indicating an abstention from voting on any matter will be tabulated as a vote withheld on such matter and will be included in computing the number of shares present for purposes of determining the presence of a quorum for the Annual Meeting. If a broker indicates on the form of proxy that it does not have discretionary authority as to certain common shares to vote on a particular matter, those common shares will be considered as present but not entitled to vote with respect to that matter. Any shareholder giving the enclosed proxy has the power to revoke the same prior to its exercise by filing with the Secretary of the Corporation a written revocation or duly executed proxy bearing a later date, or by giving notice of revocation in open meeting.

                                VOTING SECURITIES

         As of March 16, 1999, the record date fixed for the determination of shareholders entitled to vote at the Annual Meeting, there were 4,367,765 shares of the Corporation's common stock outstanding. Each such share is entitled to one vote on each matter properly coming before the Annual Meeting.

               OWNERSHIP OF COMMON STOCK BY PRINCIPAL SHAREHOLDERS

         As of February 26, 1999, persons known by the Corporation to own beneficially more than 5% of the outstanding common shares of the Corporation are set forth below.

                              NO. OF SHARES OF COMMON
         NAME(1)             STOCK BENEFICIALLY OWNED(2)        PERCENTAGE OF CLASS(3)
         -------             ---------------------------        ----------------------

         Evan E. Davis             870,725(4)                             19.8%
         John D. Kidd              491,948(4)(5)(6)                      11.24%
         D. Bruce Knox             339,912(4)(5)                           7.7%

------------------------
(1) The address of Evan E. Davis, John D. Kidd, and D. Bruce Knox is c/o Oak Hill Financial, Inc., 14621 State Route 93, Jackson, Ohio 45640.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attributes beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities.

(3) "Percentage of class" is calculated by dividing the number of shares beneficially owned by the total number of outstanding shares of the Corporation on February 26, 1999 plus the number of shares such person has the right to acquire within 60 days of February 26, 1999.

(4) Includes 28,875 shares which could be acquired by Messrs. Davis and Kidd, respectively, and 31,250 shares which could be acquired by Mr. Knox under stock options exercisable within 60 days of February 26, 1999. Includes 258,862 shares held by a Trust as to which Mr. Knox is a Trustee and partial beneficiary.

(5) Includes shares acquired pursuant to Oak Hill Banks 401(k) Plan for which investment power is exercised.

(6) Includes shares held by Mr. Kidd as Trustee of Oak Hill Banks 401(k) Plan for which Mr. Kidd, as Trustee, exercises voting power.


                     OWNERSHIP OF COMMON STOCK BY MANAGEMENT

         As of February 26, 1999, the directors of the Corporation, the executive officers of the Corporation named in the Summary Compensation Table, and all executive officers and directors of the Corporation as a group, beneficially owned common shares of the Corporation as set forth below.

                                                            Amount and Nature of
                                                            Beneficial  Ownership             Percentage
        Name                                                   of Common Stock                 of Class
        ----                                                   ---------------                 --------

Evan E. Davis, Chairman and Director                              870,725(3)                     19.8%

John D. Kidd, President, Chief Executive Officer and
Director                                                          491,498(3)(5)(6)              11.24%

Richard P. LeGrand, Executive Vice President and
Director                                                           60,302(3)(5)                   1.4%

H. Tim Bichsel, Secretary and Treasurer                            37,473(3)(5)                     *

David G. Ratz, Vice President                                      29,735(3)(5)                     *

Barry M. Dorsey, Ed.D., Director                                   15,750(3)                        *

C. Clayton Johnson, Director                                         6,750(3)                       *

D. Bruce Knox, Director                                            339,912(3)(4)(5)               7.7%

Rick A. McNelly, Director                                           23,784(3)                       *

Donald R. Seigneur, Director                                        12,750(3)                       *

H. Grant Stephenson, Director                                       12,625(3)                       *

All directors and executive officers                            1,837,404(7)                     40.2%
 as a group (11 persons)

------------------------

(1) For purposes of the above table, a person is considered to "beneficially own" any shares with respect to which he exercises sole or shared voting or investment power or as to which he has the right to acquire the beneficial ownership within 60 days of February 26, 1999. Unless otherwise indicated, voting power and investment power are exercised solely by the person named above or shared with a members of his household.

(2) "Percentages of class" is calculated by dividing the number of shares beneficially owned by the total number of outstanding shares of the Corporation on February 26, 1999 plus the number of shares such person has the right to acquire within 60 days of February 26, 1999. An "*" indicates less than one percent (1%).

(3) Includes 28,875 shares which could be acquired by Messrs. Davis and Kidd, respectively, 31,250 shares which could be acquired by Mr. Knox, 26,250 shares which could be acquired by Mr. Ratz, 27,625 shares which could be acquired by Mr. LeGrand, 20,750 shares which could be acquired by Mr. Bichsel, 6,750 shares which could be acquired by Mr. Johnson, and 9,250 shares which could be acquired by Messrs. Dorsey, McNelly, Seigneur and Stephenson, respectively, under stock options exercisable within 60 days of February 26, 1999.

(4) Also includes 258,862 shares held by a Trust as to which Mr. Knox is a Trustee and partial beneficiary.

(5) Includes shares acquired pursuant to Oak Hill Banks 401(k) Plan for which investment power is exercised.

(6) Includes shares held by Mr. Kidd as Trustee of Oak Hill Banks 401(k) Plan for which Mr. Kidd, as Trustee, exercises voting power.

(7) Includes 207,375 shares which may be purchased under stock options exercisable within 60 days of February 26, 1999.



                              ELECTION OF DIRECTORS

         The Board of Directors has nominated five persons for a two-year term (Class I). The terms of the remaining directors in Class II will continue as indicated below. The accompanying proxy will be voted for the election of those five persons named under Class I in the following table unless otherwise directed. In the event that any of the nominees for director shall become unavailable (which management does not expect), the proxies may be voted for a substitute nominee at the discretion of those named as proxies. The election of each nominee requires the favorable vote of a plurality of all votes cast by the holders of the Corporation's common stock.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE FOR CLASS I DIRECTOR.

                                   Position with Corporation and/or Principal Occupation or
      Name and Age                           Employment For the Last Five Years                     Director Since
      ------------                           ----------------------------------                     --------------

NOMINEES  - TERMS
EXPIRE IN 2001 (CLASS I):

Evan E. Davis, 65                 Chairman of the Corporation since its formation in 1981.  He           1981
                                  served as President of the Corporation from 1981 to June
                                  1995.  Mr. Davis' family founded Oak Hill Banks (the
                                  "Bank") in 1902, and Mr. Davis has served as a Director of the Bank since 1957 and a Director of the Corporation since
                                  1981.

C. Clayton Johnson, 54            Partner in the law firm of C. Clayton Johnson Co., L.P.A.,             1997
                                  Portsmouth, Ohio.  He has served as a Director of the
                                  Corporation since March 1997.

John D. Kidd, 59                  President of the Corporation since June 1995, Executive Vice           1981
                                  President from 1981 to June 1995, and Chief Executive
                                  Officer since 1981.   He has served as President of the Bank
                                  from October 1991 to September 1997, and as Chairman
                                  since October 1997.  He has served as Chief Executive
                                  Officer and Executive Vice President since joining the Bank in 1970.  He served as a Director of the Bank since 1970 and
                                  Director of the Corporation since 1981.

Richard P. LeGrand, 58            Executive Vice President of the Corporation since October              1987
                                  1991 and Vice President from 1985 to October 1991.  He has served as a Director of the Corporation since January 1987 and as a Director of the Bank since July 1993.  Mr. LeGrand served as Senior Vice President of the Bank from February
                                  1986 to October 1991, as Executive Vice President from
                                  October 1991 to September 1997, and Chief Executive
                                  Officer since October 1997.

D. Bruce Knox, 38                 Executive Vice President of the Bank since July 1, 1998, and           1997
                                  Senior Vice President of the Bank since October 2, 1997.  He served as President and a director of Unity Savings Bank
                                  ("Unity") from January 1, 1996 until the merger on October
                                  1, 1997.   He served as Executive Vice President and
                                  Director of Unity and its successors from January 1, 1989
                                  until December 31, 1995.

CONTINUING DIRECTORS -
TERMS EXPIRE IN 2000
(CLASS II):

Barry M. Dorsey, Ed.D, 55         President of the University of Rio Grande and Rio Grande               1995
                                  Community College since July 1991.  Mr. Dorsey served as
                                  Associate Director from July 1980 to July 1990 and as
                                  Deputy Director from July 1990 to June 1991 of the State
                                  Council of Higher Education for Virginia.

Rick A. McNelly, 42               Chief Executive Officer of McNelly, Patrick and Associates,            1995
                                  an insurance and employee benefits agency, since 1981.

Donald R. Seigneur, 46            Partner in the public accounting firm of Whited, Seigneur,             1995
                                  Sams & Rahe, Certified Public Accountants, Chillicothe,
                                  Ohio since 1979.

H. Grant Stephenson, 49           Partner in the law firm of Porter, Wright, Morris & Arthur,            1995
                                  Columbus, Ohio since 1986.


                       MEETINGS OF THE BOARD OF DIRECTORS
                           AND COMMITTEES OF THE BOARD

        During the last fiscal year, the Board of Directors held four regularly scheduled meetings. All of the incumbent directors and each nominee standing for re-election attended more than 75% of the regularly scheduled meetings during the last fiscal year.

        Each director received $500 per meeting attended as a director of the Corporation. No compensation is paid for meetings of committees. Each non-employee director of the Corporation received a stock option to purchase 3,000 shares on October 13, 1998. The exercise price for each option granted is 100% of the fair market value on the date of grant.

        The Board of Directors has a standing Audit Committee, and a standing Stock Option and Compensation Committee.

         The Audit Committee makes recommendations to the Board of Directors concerning the selection and engagement of the Corporation's independent auditors and reviews with them the scope and status of the audit, the fees for services performed by the firm, and the results of the completed audit. The Audit Committee also reviews and discusses with the internal audit department, management and the Board of Directors, such matters as accounting policies, internal controls and procedures for preparation of financial statements. The members of the Audit Committee are Messrs. Seigneur, Dorsey and Johnson. The Audit Committee held two meetings during the last fiscal year.

         The Stock Option and Compensation Committee (the "Committee") makes recommendations to the Board of Directors with respect to the compensation of the executive officers of the Corporation and with respect to the grant of stock options. The members of the Committee are Messrs. Dorsey, McNelly, and Stephenson. The Committee held three meetings during the last fiscal year, and all members attended.

                               EXECUTIVE OFFICERS

         The officers of the Corporation are elected annually by the Board of Directors and serve at the pleasure of the Board. In addition to Evan E. Davis, Chairman of the Board; John D. Kidd, President and Chief Executive Officer; Richard P. LeGrand, Executive Vice President, the following persons are officers of the Corporation:

         H. Tim Bichsel, age 58, has served as Secretary and Treasurer of the Corporation since February 1995. He served as Vice President of the Corporation from February 1994 to February 1995. Mr. Bichsel has served as Executive Vice President and Secretary of the Bank since February 1996. From April 1993 to February 1996 he served as Senior Vice President and Secretary. From February 1992 to April 1993 he served as a computer software specialist for Peerless Systems, Inc., a banking computer software company. Prior thereto, Mr. Bichsel was employed in a variety of positions, most recently Senior Vice President and Secretary with Fifth Third Bank of Southern Ohio, formerly known as First Security Bank of Hillsboro, Ohio, from 1973 to November 1991.

         David G. Ratz, age 41, has served as Vice President of the Corporation since October 1995. He served as Senior Vice President of the Bank from October 1995 to February 1996, and as Executive Vice President since July 1998. From December 1986 to September 1995, he served as a marketing and human relations consultant to community banking organizations as a Vice President of Young & Associates, Kent, Ohio.

                             EXECUTIVE COMPENSATION

        The following Summary Compensation Table sets forth the compensation paid during the last three completed fiscal years by the Corporation and its subsidiaries to the Chief Executive Officer, and the two other executive officers of the Corporation whose total salary and bonus annually exceed $100,000 for services in all capacities for the Corporation:

                           SUMMARY COMPENSATION TABLE

                                                                                Long Term
                                                                                Compensa-
                                             Annual Compensation               tion Award
                            -------------------------------------------------------------
                                                                                  (g)
            (a)                                                    (e)         Securities         (i)
    Name and Principal        (b)         (c)        (d)       Other Annual    Underlying      All Other
         Position             Year      Salary      Bonus    Compensation(1)   Options(2)   Compensation(3)
         --------             ----      ------      -----    ---------------  -----------   ---------------

JOHN D. KIDD                  1998      $164,856     --           $6,100         7,000          $19,631
President and Chief           1997      $160,202     --           $6,400         7,500          $16,252
Executive Officer             1996      $151,467   $24,000        $5,900         5,000          $20,554

EVAN E. DAVIS                 1998      $ 52,000                  $6,400         7,000          $ 2,084
Chairman of the Board         1997      $127,445     --           $6,400         7,500          $ 5,378
                              1996      $131,560   $24,000        $5,900         5,000          $11,554

RICHARD P. LEGRAND            1998      $143,710   $22,000        $6,400         7,000          $19,631
Executive Vice President      1997      $114,179   $21,000        $6,400         7,000          $13,816
                              1996      $102,806   $20,000        $5,900         5,000          $13,274

D. BRUCE KNOX                 1998      $101,830   $10,000        $6,400         6,250          $12,655
Executive Vice President      1997         --        --             --             --              --
of Oak Hill Banks             1996         --        --             --             --              --

------------------------

(1)      Includes amounts paid as director fees for the fiscal years shown.

(2)      All shares are subject to an option granted under the 1995 Stock Option
         Plan.

(3) Includes matching and profit sharing contributions for the Corporation's 401(k) plan for the fiscal years shown.

        The following table shows all individual grants of stock options to the named executive officers of the Corporation during the fiscal year ended December 31, 1998.

                   OPTIONS/SAR GRANTS IN LAST FISCAL YEAR (1)


                                                INDIVIDUAL GRANTS
                             -------------------------------------------------------
                                              OF TOTAL                                      POTENTIAL REALIZABLE VALUE
                                              OPTIONS                                         AT ASSUMED ANNUAL RATES
                                              GRANTED                                       OF STOCK PRICE APPRECIATION
                              NUMBER OF          TO                                             FOR OPTION TERM(2)
                              SECURITIES      EMPLOYEES     EXERCISE
                              UNDERLYING      IN FISCAL       PRICE      EXPIRATION
          NAME                 OPTIONS       %  YEAR        ($/SHARE)       DATE          0%($)         5%($)      10%($)
-------------------------    ------------    -----------    ----------   -----------    ---------     ---------   ---------

EVAN E. DAVIS
Chairman of the Board            7,000          5.89%         $17.25       10/13/08         $0         $75,939     $192,444

JOHN D. KIDD
President and Chief
Executive Officer                7,000          5.89%         $17.25       10/13/08         $0         $75,939     $192,444

RICHARD P. LEGRAND
Executive Vice President         7,000          5.89%         $17.25       10/13/08         $0         $75,939     $192,444

D. BRUCE KNOX
Executive Vice President
of Oak Hill Banks                6,250          5.26%         $17.25       10/13/08         $0         $67,803     $171,825

------------------------------------
(1) All options are granted at 100% of fair market value on the date of grant. The options are exercisable immediately and expire on the date specified in the option which, in no event, is later than 10 years after the date of grant; provided, that the optionee remained in the employment of the Corporation or its affiliates. The option exercise period may be shortened upon an optionee's disability, retirement or death.

(2) The amounts under the columns labeled "5%($)" and "10%($)" are included by the Corporation pursuant to certain rules promulgated by the Securities and Exchange Commission and are not intended to forecast future appreciation, if any, in the price of the Corporation's Common Stock. Such amounts are based on the assumption that the option holders hold the options granted for their full term. The actual value of the options will vary in accordance with the market price of the Corporation's Common Stock. The column headed "0%($)" is included to illustrate that the options were granted at fair market value and option holders will not recognize any gain without an increase in the stock price, which increase benefits all shareholders commensurately.

The following table shows aggregate option exercises in the last fiscal year and year end values.

             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                        FISCAL YEAR-END OPTION/SAR VALUES

            (a)                     (b)              (c)                     (d)                               (e)
                                                                     NUMBER OF UNEXERCISED            VALUE OF UNEXERCISED
                                                                    OPTIONS AT FISCAL YEAR          IN-THE-MONEY OPTIONS AT
                                                                             END                     FISCAL YEAR END ($)(1)
                                                                  -----------------------------------------------------------
                              SHARES ACQUIRED       VALUE
           NAME                 ON EXERCISE      REALIZED ($)     EXERCISABLE   UNEXERCISABLE     EXERCISABLE   UNEXERCISABLE
           ----               ---------------    ------------     -----------   -------------     -----------   -------------

EVAN E. DAVIS
Chairman                            --                --             28,875           --            $120,531          --

JOHN D. KIDD
President and Chief Executive
Officer                             --                --             28,875           --            $120,531          --

RICHARD P. LEGRAND
Executive Vice President            --                --             27,625           --            $107,281          --

D. BRUCE KNOX
Executive Vice President
of Oak Hill Banks                   --                --             31,250           --            $ 68,594          --

------------------------

(1) Represents total gain which would have been realized if all in the money options held at fiscal year-end had been exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and per share fair market value at year-end. The fair market value as determined by the closing price of the Corporation's common stock on December 31, 1998 was $17.25. An option is in the money if the fair market value of the underlying shares exceeds the exercise price of the option.


              REPORT OF THE STOCK OPTION AND COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

PHILOSOPHY AND COMPOSITION OF COMMITTEE

     The Corporation's executive compensation program is designed to enable the Corporation to attract, motivate and retain top quality executive officers by providing a fully competitive and comprehensive compensation package. It provides for competitive base salaries that reflect individual performance as well as variable incentive awards in cash for the achievement of financial performance goals established by the Compensation Committee and approved by the Board of Directors. In addition, long-term stock-based incentive awards are granted to strengthen the mutuality of interest between the executive officers and the Corporation's shareholders and to motivate and reward the achievement of important long-term performance objectives of the Corporation.

     The Corporation's executive compensation program is administered by the Stock Option and Compensation Committee of the Board of Directors, composed entirely of the following directors: Barry M. Dorsey, Rick A. McNelly, and H. Grant Stephenson. None of these directors is an employee of the Corporation.

     The Stock Option and Compensation Committee (the "Committee") has the authority and responsibility to determine and administer the Corporation's officer compensation policies and to establish the salaries of executive officers, the formula for bonus awards to executive officers, and the grant of stock options to executive officers and other key employees under the Corporation's 1995 Stock Option Plan. The Committee consists solely of independent non-employee directors of the Corporation. In general, the philosophy of the Committee is to attract and retain qualified executives, reward current and past individual performance, provide short-term and long-term incentives for superior future performance, and relate total compensation to individual performance and performance of the Corporation. The preferred compensation policy of the Committee is to set base pay at the lower end of the comparable market ranges, establish performance based annual cash bonus opportunities, and grant significant option positions to key employees to provide greater long-term incentives.

EXECUTIVE COMPENSATION PROGRAM

     The Committee is responsible for the establishment of the base salary, as well as the award level for the annual bonus compensation program, both subject to approval by the Board of Directors. The Committee is also responsible for the award level and administration of the stock option programs for executive officers, as well as recommendations regarding other executive benefits and plans, also subject to approval by the Board of Directors. In completing its assignments, the Committee takes into account the views of the Management of the Corporation.

     The Committee has reviewed the executive compensation program being utilized and compared it with similar programs of banking corporations that shared one or more common traits with the Corporation (such as market capitalization, asset size and geographic location). As an overall evaluation tool in determining levels of compensation for the Corporation executive officers, as well as for the Chief Executive Officer, the Committee reviews the compensation policies of other banking companies, as well as published financial industry salary surveys. Although the Committee has not defined or established a specific comparison group of bank holding companies for determination of compensation, those listed in the salary surveys which share one or more common traits with the Corporation, such as market capitalization, asset size, geographic location, similar lines of business and financial returns on assets and equity, are given more weight. The companies listed in the various salary surveys may or may to be included in the [ ] Index (an index included in the Corporation's Performance Graph below), and as such, the Committee is unable to make any comparisons between the two.

COMPONENTS OF THE NAMED EXECUTIVE OFFICER COMPENSATION

     For 1998, the executive compensation program for Executive Officers Named in this Proxy, Messrs. Kidd, Davis, LeGrand and Knox ("the Named Executive Officers") consisted of four primary components: (i) a base salary; (ii) incentive compensation; (iii) executive benefits, such as insurance and retirement benefits; and (iv) benefits which are generally available to all employees. These components are discussed in detail below.

     BASE SALARY. The Named Executive Officers' base salaries and performance are reviewed annually. They are primarily determined by evaluating the individual officers' level of responsibilities for their position, comparing their position to similar positions within the Corporation and by comparing salaries detailed in the salary surveys for executives with similar experience and responsibilities outside of the Corporation.

     Significant weight is also given to the views of the Management of the Corporation regarding how the Named Executive Officer has succeeded in his or her annual performance goals. These goals are established by the Chief Executive Officer for each Executive Officer. The nature of these goals differs depending upon each officer's job responsibilities. Goals are both qualitative in nature, such as the development and retention of key personnel, and the quality of products and services and management effectiveness; and quantitative in nature, such as sales and revenue goals and cost containment.

     The Named Executive Officer's base salary is then established by the Committee based upon the items listed above, as well as upon the Corporation's overall performance during the preceding year. The Committee does not place a specific weight value on any of the above-listed factors. The base salary as established is subject to approval by the Board of Directors.

     INCENTIVE COMPENSATION. Incentive compensation includes two programs: the award of cash bonuses and the award of stock options under the 1995 Stock Option Plan. The participants and awards under the Corporation's incentive plans are determined by the Committee, subject to approval by the Board of Directors.

     CASH INCENTIVE COMPENSATION. The Corporation's policy for cash incentive compensation is to reward the achievement of financial objectives established in advance by Management and the Board of Directors. Prior to the beginning of each year performance targets are established by the Management and the Board of Directors. The performance targets focus upon the net operating income ( NOI ) of the Corporation, and depending upon the duties of a Named Executive Officer, the NOI of a subsidiary. Also included as targets are individual performance goals. The Committee has the right, however, to also take into consideration other factors related to the individual performance of the Named Executive Officer in making an award to him or her.

     All incentive bonus awards are currently paid in cash. The bonuses paid or accrued in 1998 were based upon the Corporation's 1998 performance.

     STOCK OPTIONS. The purpose of the Corporation's 1995 Stock Option Plan are to provide long-term incentives to key employees and motivate key employees to improve the performance of the Corporation and thereby increase the Corporation's Common Stock price.

     The number of shares of Common Stock subject to the options granted during Fiscal 1998 was determined based on a subjective evaluation of the past performance of the individual, the total compensation being paid to the individual, the individual's scope of responsibility, and the anticipated value of the individual's contribution to the Corporation's future performance. No specific weight was given to any of these factors. Options awarded to each executive officer during previous years were reviewed by Committee in determining the size of an option awarded for 1998.

     Each stock option awarded during 1998 had an exercise price equal to the fair market value of the underlying Common Stock of the Corporation on the date of the grant. Generally, stock options granted to new employees of the Corporation vest and become exercisable immediately and terminate ten years from the date of grant.

     The total number of option grants made in 1998 for all participants in the 1995 Stock Option Plan was for 112,500 shares of the Corporation Common Stock, of which 27,750 shares, or 24.2% were awarded to the Named Executive Officers.

DETERMINATION OF THE CHIEF EXECUTIVE OFFICER'S COMPENSATION

     The compensation package entered into with Mr. Kidd is detailed in this Proxy under the tables and descriptive paragraphs of the section entitled Executive Compensation.

     Mr. Kidd's base salary for 1998 was determined by the Committee through an assessment of several areas, including the financial results of the Corporation as compared with peer companies and his overall performance as a leader of the Corporation. In determining compensation, the financial results as compared with peer companies were given the most weight by the Committee, whereas overall performance as a leader was given a significant but lesser weight by the Committee In addition to these factors, the Committee also reviewed information to determine if there were any overall trends in the financial services industry regarding compensation of chief executive officers that would suggest any adjustments to the amounts to be paid to Mr. Kidd.

     Based on these factors, the Committee established Mr. Kidd's annual base salary for 1998 at $164,856, which was approximately a 2.9% increase from his 1997 base salary. Mr. Kidd was also granted options to purchase 7,000 shares of the Corporation Common Stock at a per share price equal to 100% of the fair market value on the date of grant. All of the options granted were Non-Qualified Stock Options. The grant was made in accordance with the guidelines of the Committee and equated to 6.2% of all options granted in 1998 to participants in the 1995 Stock Option Plan.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     The Committee has reviewed the qualifying compensation regulations issued by the Internal Revenue Service under Code Section 162(m) which provide that no deduction is allowed for applicable employee remuneration paid by a publicly held corporation to a covered employee if the remuneration paid to the employee exceeds $1.0 million for the applicable taxable year, unless certain conditions are met. Currently, remuneration is not expected to exceed the $1.0 million base for any employee and therefore, compensation should not be affected by the qualifying compensation regulations.

     The foregoing report has been respectfully furnished by the members of the Compensation Committee, being:

                                               Barry M. Dorsey
                                               Rick A. McNelly
                                             H. Grant Stephenson

                               PERFORMANCE GRAPH

                     COMPARISON OF CUMULATIVE TOTAL RETURN
          AMONG THE CORPORATION, THE NASDAQ STOCK MARKET - U.S. INDEX
                 AND THE SNL $250M-$500M BANK ASSET-SIZE INDEX

     The following Performance Graph compares the performance of the Corporation with that of the Nasdaq Stock Market - U.S. Index and the SNL $250M-$500M Bank Asset-Size Index, which is a published industry index. The comparison of the cumulative total return to shareholders for each of the periods assumes that $100 was invested on October 11, 1995 (the effective date the Corporation's Common Stock was registered under the Securities and Exchange Act of 1934, as amended), in the Common Stock of the Company, and in the Nasdaq Stock Market - U.S. Index and the SNL $250M-$500M Bank Asset-Size Index and that all dividends were reinvested.

                                             TOTAL RETURN PERFORMANCE
                                                   PERIOD ENDING
INDEX                         10/21/95       12/31/95       12/31/96       12/31/97       12/31/98
--------------------------------------------------------------------------------------------------
Oak Hill Financial, Inc.       100.00          90.24         129.71         222.55         231.08
NASDAQ - Total US              100.00         103.99         127.88         156.88         220.54
SNL $250M-$500M Bank
  Asset-Size Index             100.00         104.62         135.85         234.96         210.42

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Currently, Messrs. Dorsey, McNelly and Stephenson, who are not employees of the Corporation, are members of the Stock Option and Compensation Committee.

TRANSACTIONS WITH DIRECTORS AND OFFICERS

     Some of the officers and directors of the Corporation and the companies with which they are associated were customers of the Bank. The loans to such officers and directors (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest and nature of collateral, as those prevailing at the time for comparable transactions with other persons, and (c) did not involve more than the normal risk of collectibility or present other unfavorable features.

     The Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with directors, officers, principal shareholders, and their associates on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others.

MISCELLANEOUS

     H. Grant Stephenson, a director of the Corporation, is a partner in the law firm of Porter, Wright, Morris & Arthur, which provides legal services to the Corporation. C. Clayton Johnson, a director of the Corporation, is a partner in the law firm of C. Clayton Johnson Co., L.P.A., which provides legal services to the Corporation.

          PROPOSAL TO AMEND THE CORPORATION'S ARTICLES OF INCORPORATION

     The Corporation is presently authorized to issue 8,000,000 shares of capital stock, of which 5,000,000 shares are Common Stock and 3,000,000 shares are Preferred Stock. In 1997, 100,000 shares of the Preferred Stock were designated "Series A Junior Participating Preferred Shares" and were reserved for issuance pursuant to a Rights Agreement dated January 23, 1998, between the Corporation and The Fifth Third Bank, as Rights Agent (the "Rights Agreement"). The Board of Directors has adopted resolutions approving and recommending that the shareholders adopt an amendment to Article FOURTH of the Corporation's Third Amended and Restated Articles of Incorporation to increase its authorized Common Stock from 5,000,000 shares to 15,000,000 shares. The full text of the amendment is attached to this Proxy Statement as Exhibit A. The amendment would have no effect on the number of authorized shares of Preferred Stock.

     As of February 26, 1999, 4,367,765 shares of Common Stock were issued and outstanding, and 490,500 shares of Common Stock were reserved in connection with the Corporation's stock option plans. As of that date, no shares of Preferred Stock were issued and outstanding.

     All shares of Common Stock, including those currently authorized and those which would be authorized by the proposed amendment to Article FOURTH, are equal in rank and have the same voting, dividend and liquidation rights. No shareholder of the Corporation has preemptive rights with respect to the shares of stock issued by the Corporation and the holders of Common Stock do not have cumulative voting rights. The Common Stock is subject to the preferential rights of any outstanding shares of Preferred Stock.

     The Board of Directors believes that the proposed increase in the number of authorized shares of Common Stock is desirable so that sufficient shares of Common Stock will be available for issuance from time to time, without further action or authorization by the shareholders (except as may be required in a specific case by law), for corporate needs such as equity financing, retirement of outstanding indebtedness, stock splits and stock dividends, employee benefit plans, dividend reinvestment plans, or other corporate purposes deemed to be in the best interests of the Corporation and its shareholders. The increase in the number of shares of Common Stock will also give the Corporation greater flexibility in responding quickly to advantageous business opportunities. The Corporation at the present time has an agreement to acquire Towne Financial Corporation which will require an increase of more than 900,000 shares in the total number of authorized shares of Common Stock. Furthermore, the increase in authorized shares will enable the Corporation to better meet its future business needs, since acquisitions may be made by an exchange of stock. Due to the relatively small number of remaining authorized but unissued or unreserved shares, the Corporation's ability to use its Common Stock for these purposes could be limited under the present Article FOURTH.

     The amendment may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of the Corporation if such attempts are not approved by the Board of Directors. The availability of authorized and unissued Common Stock, in addition to the Corporation's Preferred Stock, could enhance the Board of Directors' ability to negotiate for better terms on behalf of the Corporation's shareholders. On the other hand, the authorized and unissued shares could be used to discourage a tender offer or prevent a change in control of the Corporation. For example, such shares could be privately placed (subject to the Bank Holding Company Act of 1956, as amended, and the Change in Bank Control Act of 1978) with purchasers who are known to favor the election of current directors or who are committed to oppose a transaction which could result in a change in the Corporation's directors. The issuance of additional shares of Common Stock also could be used to dilute the stock ownership of persons seeking to obtain control of the Corporation. The Corporation is already afforded some protection against acquisition attempts which are not supported by the Board of Directors by provisions currently contained in the Corporation's Third Amended and Restated Articles of Incorporation, Code of Regulations, and the Rights Agreement.

      Under the Rights Agreement each of the Corporation's shareholders has on Right for each outstanding share of Common Stock held and each newly-issued share of Common Stock will have issued with it one Right. The Rights currently have no value, are represented by the certificates evidencing Common Stock and trade only with such stock. The Rights may only be separated from the Common Stock and exercised upon the occurrence of a person or group ("Acquiror") acquiring or obtaining beneficial ownership of 20% or more of the then outstanding Common Stock (a "Triggering Event") or the tenth business day after the commencement or announcement of a tender or exchange offer that would result in ownership of 20% or more of the outstanding Common Stock. The Rights Agreement provides that, upon the Rights becoming exercisable, shareholders would be entitled to purchase, at the Exercise Price, one one-hundredth of a share of the Series A Junior Participating Preferred Stock ("Preferred Shares"). Such fractional share is intended to be the practical equivalent of one share of Common Stock. In the event of a Triggering Event, the Rights will entitle each holder (except the Acquiror or any affiliate or associate thereof, whose Rights become null and void) to purchase shares of the Corporation's Preferred Shares having a value equal to twice the Exercise Price. In the event that the Corporation is acquired in a merger or other business combination or a significant portion of its assets are sold, leased, exchanged, or otherwise transferred to an Acquiror, shares of the Acquiror (or shares of the surviving corporation in such acquisition, which could be the Corporation) may be purchased. The Exercise Price and the number of Preferred Shares or other securities or property issuable upon exercise of a Right are subject to adjustment upon the occurrence of certain events including, for example, a stock dividend or split payable in the Corporation's Common Stock or Preferred Shares. The number of Rights may also be adjusted upon the occurrence of certain events including, for example, a reverse stock split. The Rights expire on January 23, 2008, unless earlier redeemed by the Corporation. The Rights may cause substantial dilution to a person or group that attempts to acquire the Corporation and thus have an anti-takeover effect.

     The Board of Directors is not aware of any current efforts to obtain control of the Corporation and does not have any current plans to use shares of Common Stock for anti-takeover purposes. Further, the Board of Directors does not have any current plans to propose amendments to the Third Amended and Restated Articles of Incorporation or Code of Regulations of the Corporation that may be deemed to have anti-takeover implications, except as described in this Proxy Statement.

     The proposed amendment to the Third Amended and Restated Articles of Incorporation requires the favorable vote of a majority of the votes entitled to be cast by the holders of Common Stock. Abstentions and broker non-votes have the same effect as votes cast against the proposed amendment. Upon such approval, the amendment will become effective on the date which the required filing is made with the Secretary of State of the State of Ohio. Such filing will be made as promptly as possible after shareholder approval.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSED AMENDMENT TO ARTICLE FOURTH OF THE CORPORATION'S THIRD AMENDED AND RESTATED ARTICLES OF INCORPORATION.

                         AMENDMENTS TO THE CORPORATION'S
                             1995 STOCK OPTION PLAN

     The Board of Directors has approved an amendment to the Corporation's 1995 Stock Option Plan (the "Plan"), subject to approval of the amendment by the shareholders at the Annual Meeting to increase the number of common shares available for issuance under the Plan from 500,000 to 800,000 shares. Approval of this amendment requires the affirmative vote of the holders of a majority of the shares of the Company's common stock represented at the Annual Meeting. The following summary does not purport to be complete and is qualified in its entirety by the terms of the Amended and Restated 1995 Stock Option Plan.

     The Plan was adopted by the Board of Directors and approved by the shareholders of the Corporation on August 8, 1995, and the Plan was first amended by the Board of Directors on March 11, 1997 and such amendments were approved by the Corporation's shareholders on April 29, 1997. The current amendment increasing the number of shares of the Corporation's Common Stock issuable under the Plan was adopted by the Corporation's Board of Directors on February 9, 1999. The Plan is designed to attract, retain and motivate key employees through stock ownership. The Plan provides for the grant of options to purchase up to an aggregate of 500,000 shares of the common stock of the Corporation. The proposed amendment to the Plan would increase the number of shares of the Corporation's common stock subject to the plan from 500,000 shares to 800,000 shares. The options may either meet the requirements of Section 422 of the Internal Revenue Code ("Incentive Options") or not meet such requirements ("Non-Statutory Options"). Key employees, officers and directors of the Corporation and consultants and advisers who render services to the Corporation are eligible to receive options under the Plan.

ADMINISTRATION OF THE 1995 STOCK OPTION PLAN

     The 1995 Stock Option Plan provides for the grant of options to key associates, officers, directors, consultants and advisers who render services to the Corporation. The options may be either Incentive Options or Non-Statutory Options. The 1995 Stock Option Plan is administered by the Board of Directors of the Corporation, which may, and has, delegated all of its powers under the 1995 Stock Option Plan to the Stock Option and Compensation Committee of the Board of Directors (the "Committee"), which is authorized to determine to whom and at what time the stock options may be granted, the designation of the option as either Incentive Options or Non-Statutory Options, the per share exercise price, the duration of each option, the number of shares subject to each option, any restrictions on such shares, the rate and manner of exercise and the timing and form of payment.

     An Incentive Option may not have an exercise price less than fair market value of the common stock on the date of grant or an exercise period that exceeds ten years from the date of grant and is subject to certain other limitations which allow the option holder to qualify for favorable tax treatment. None of these restrictions apply to the grant of Non-Statutory Options, which may have an exercise price less than the fair market value of the underlying common stock on the date of grant and may be exercisable for an indeterminate period of time. The Committee also has the discretion under the Plan to make cash grants to option holders that are intended to offset a portion of the taxes payable upon exercise of Non-Statutory Options or on certain dispositions of shares acquired under Incentive Options.

     The exercise price of the option may be paid in cash or, with the consent of the Committee, (i) with previously acquired shares of common stock valued at their fair market value on the date they are tendered, (ii) delivery of a full recourse promissory note, the terms and conditions of which will be determined by the Committee, or (iii) by delivery of written instructions to forward the notice of exercise to a broker or dealer and to deliver to a specified account a certificate for the shares purchased upon exercise of the option and a copy of irrevocable instructions to the broker or dealer to deliver the purchase price of the shares to the Corporation.

TRANSFERABILITY

     An option is not transferable except by will or by the laws of descent and distribution and may be exercised, during the lifetime of the optionee, only by the optionee or by the optionee's guardian or legal representative. Notwithstanding the foregoing, an optionee may transfer a Non-Statutory Option either (a) to members of his or her immediate family (as defined in Rule 16a-1 promulgated under the 1934 Act), to one or more trusts for the benefit of such family members or to partnerships in which such family members are the only partners , or (b) if such transfer is approved by the Committee. Non-Statutory Options held by such transferees are subject to the same terms and conditions that applied to such Non-Statutory Options immediately prior to transfer.

TERMINATION OF OPTIONS

        Unless the option expires earlier by its terms, any Stock Option granted under the Plan will terminate automatically (i) on the date of an employee's termination of employment with the Corporation (other than by reason of death or disability or if termination is without cause), and (ii) three months after date of termination due the employee's death or disability or if the termination was without cause. Options not exercisable as of the date of a change in control of the Corporation will become exercisable immediately as of such date.

TERM OF THE 1995 STOCK OPTION PLAN

        The Plan terminates on December 21, 2005, unless earlier terminated by the Board of Directors.

1995 STOCK OPTION PLAN TABLE

        As of February 26, 1999, options to purchase an aggregate of 404,375 shares of the Corporation's common stock had been granted pursuant to the Plan, options to purchase 10,750 shares had been exercised, options to purchase 393,625 shares remained outstanding, and only 92,500 shares remained available for future grant. As of February 26, 1999, the market value of all shares of the Corporation's common stock subject to outstanding options under the Plan was approximately $7,675,687.50 (based upon the closing sale price of the Corporation's common stock as reported on the Nasdaq National Market on February 26, 1999, of $19.50 per share). During the 1998 fiscal year, options covering 110,625 shares of the Corporation's common stock were granted to employees of the Corporation under the Plan. Shares underlying presently exercisable, but unexercised, options will constitute outstanding shares of the Corporation's common stock for purposes of calculating the Corporation's net income per share on a fully-diluted basis. The market value of the 800,000 shares of the Corporation's common stock to be subject to the Plan was approximately $15,600,000 as of February 26, 1999.

        As of February 26, 1999, the following current directors and executive officers named in the Corporation's Proxy Statement had been granted options under the Plan as follows:

                                           NUMBER OF OPTIONS     AVERAGE EXERCISE PRICE
         NAME                                   GRANTED                 PER SHARE
         ----                                  --------                ----------

Evan E. Davis                                   28,875                   $13.83

John D. Kidd                                    28,875                   $13.83

Richard P. LeGrand                              27,625                   $14.12

H. Tim Bichsel                                  20,750                   $13.55

David G. Ratz                                   26,250                   $12.73

                                           NUMBER OF OPTIONS     AVERAGE EXERCISE PRICE
         NAME                                   GRANTED                 PER SHARE
         ----                                  --------                ----------

Barry M. Dorsey                                  9,250                   $15.10

C. Clayton Johnson                               6,750                   $17.69

Rick A. McNelly                                  9,250                   $15.10

Donald R. Seigneur                               9,250                   $15.10

H. Grant Stephenson                              9,250                   $15.10

D. Bruce Knox                                   31,250                   $15.81

Executive Group                                132,375                   $13.61

Non-Executive Director Group                    75,000                   $15.65

Non-Executive Officer Employee Group           186,250                   $15.76

        Since adoption of the Plan: all current executive officers, as a group, have been granted options under the Plan covering 132,375 shares of the Corporation's common stock which represents approximately 33.6% of the total number of options granted pursuant to the Plan; and all current employees, excluding executive officers, as a group, have been granted options under the Plan covering 186,250 shares of the Corporation's common stock which represents approximately 47.3% of the total number of options granted pursuant to the Plan.

FEDERAL INCOME TAX CONSEQUENCES

        The 1995 Stock Option Plan permits the granting of Incentive Options as well as Non-Statutory Options. Generally, no income is recognized when either type of option is granted to the option holder, but the subsequent tax treatment differs widely.

        Non-Statutory Options. Upon the exercise of a Non-Statutory Option, the excess of the fair market value of the shares on the date of exercise over the option price is regular taxable income to the option holder at the time of the exercise. The tax basis for the shares purchased is their fair market value on the date of exercise. Any gain or loss realized upon a later sale of the shares for an amount in excess of or less than their tax basis will be taxed as capital gain or loss, respectively, with the character of the gain or loss (short-term or long-term) depending upon how long the shares were held since exercise.

        Incentive Options. Generally, no regular taxable income is recognized upon the exercise of Incentive Options. The tax basis of the shares acquired will be the exercise price. In order to receive this favorable treatment, shares acquired pursuant to the exercise of Incentive Options may not be disposed of within two years after the date the option was granted, nor within one year after the exercise date (the "Holding Periods"). If the shares are sold before the end of the Holding Periods, the amount of that gain which equals the lesser of the difference between the fair market value on the exercise date and the option price or the difference between the sale price and the option price is taxed as ordinary income and the balance, if any, as short-term or long-term capital gain, depending upon how long the shares were held. If the Holding Periods are met, all gain or loss realized upon a later sale of the shares for an amount in excess of or less than their tax basis will be taxed as a long-term capital gain or loss.

        Alternative Minimum Tax. For purposes of determining the option holder's alternative minimum taxable income subject to the alternative minimum tax, the exercise of Incentive Options by an option holder will result in the recognition of taxable income at the time of the exercise of the option in an amount equal to the excess of the fair market value of the shares on the exercise date over the option price. The alternative minimum tax is paid only to the extent it exceeds an individual's regular tax. It is imposed at a rate of 26% on the first $175,000 of alternative minimum taxable income in excess of the applicable exemption amount and at a rate of 28% for any alternative minimum taxable income over that amount. The exemption amount is phased out for higher income taxpayers.

        Exercise with Previously-Owned Shares. All options granted under the 1995 Stock Option Plan may be exercised with payment either in cash or, if authorized in advance by the Committee, in previously-owned shares of the Corporation Common Stock at their then fair market value, or in a combination of both. When previously-owned shares (the "Old Shares") are used to purchase shares (the "New Shares") upon the exercise of Incentive Options or Non-Statutory Options, no gain or loss is recognized by the option holder to the extent that the total value of the Old Shares surrendered does not exceed the total value of all of the New Shares received. If, as would almost always be the case, the value of the New Shares exceeds the value of the Old Shares, the excess amount is not regular taxable income to the option holder, if the option exercised is an Incentive Option and the Holding Periods discussed above are met for the Old Shares at the time of exercise. The New Shares would also be subject to the Holding Periods discussed above. On the other hand, if the option exercised is a Non-Statutory Option, the excess amount is taxable as ordinary income.

        The Corporation Deduction. No tax deduction is available to the Corporation in connection with the exercise of Incentive Options if the Holding Periods discussed above are met. The Corporation, however, is entitled to a tax deduction in connection with the exercise of Incentive Options if the Holding Periods discussed above are not met, in an amount equal to the ordinary income recognized by the option holder (conditioned upon proper reporting and tax withholding and subject to possible deduction limitations). The Corporation is entitled to a tax deduction in connection with a Non-Statutory Stock Option equal to the compensation income recognized by the option holder upon the exercise date (conditioned upon proper reporting and tax withholding and subject to possible deduction limitations).

        1997 and 1998 Tax Legislation. Under recently enacted legislation, capital gains recognized by option holders generally will be subject to a maximum federal income tax rate of 20%, provided the shares sold or exchanged are held for more than twelve months. If the shares are held for less than twelve months, then the capital gains recognized by option holders may be taxed at a ordinary income tax rates.

        Section 162(m). Section 162(m) of the Code does not permit the Corporation to deduct non-performance-based compensation in excess of $1,000,000 per year paid to certain covered officers. The Corporation believes that compensation paid pursuant to the 1995 Stock Option Plan should qualify as performance-based compensation and, therefore, Section 162(m) should not cause the Corporation to be denied a deduction for compensation paid to certain covered officers pursuant to the 1995 Stock Option Plan.

         The purposes of the Plan are to promote the growth and profitability of the Corporation by increasing the opportunity for key employees to personally participate as equity owners in the financial success of the Corporation and to assist the Corporation in attracting and retaining highly qualified employees. The Board of Directors believes that, in order to accomplish these purposes, the Plan should be amended to increase the number of shares available for issuance. The affirmative vote of the holders of a majority of the common shares of the Corporation present and entitled to vote at the meeting is required to approve the amendment to the Plan. The persons appointed as proxies will vote FOR approval, unless otherwise directed. THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1995 STOCK OPTION PLAN.

          COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's officers and directors, and greater than 10% shareholders, to file reports of ownership and changes in ownership of the Corporation's securities with the Securities and Exchange Commission. Copies of the reports are required by SEC regulation to be furnished to the Corporation.

        Based solely on the Corporation's review of the copies of such reports, the Corporation believes that all its officers, directors, and greater than 10% beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 1998, except that Evan E. Davis and Richard P. LeGrand each inadvertently filed one late report, and John D. Kidd inadvertently filed two late reports.

                       APPOINTMENT OF INDEPENDENT AUDITORS

        The Board of Directors has appointed Grant Thornton LLP, as the independent auditors for the Corporation and its subsidiaries for the fiscal year ending December 31, 1999. Although not required, the Board of Directors is submitting its selection to the shareholders of the Corporation for ratification. Grant Thornton LLP has served as independent public auditors for the Corporation and its subsidiaries during the past year. The Board of Directors believes that the reappointment of Grant Thornton LLP for the fiscal year ending December 31, 1999, is appropriate because of the firm's reputation, qualifications, and experience. The Board of Directors will reconsider the appointment of Grant Thornton LLP if its selection is not ratified by the shareholders.

        Management expects that representatives of Grant Thornton LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

        The affirmative vote of a majority of the votes entitled to be cast by the holders of the Corporation's common stock present in person or represented by proxy at the Annual Meeting is required for ratification.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL. UNLESS A CONTRARY CHOICE IS SPECIFIED, PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THE PROPOSAL.

                              SHAREHOLDER PROPOSALS

        If an eligible shareholder wishes to present a proposal for action at the next Annual Meeting of the Corporation to be held in 2000, it shall be presented to management by certified mail, written receipt requested, not later than November 15, 1999, for inclusion in the corporation's Proxy Statement and form of Proxy relating to that meeting. Any such proposal must comply with Rule 14a-8 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. Proposals should be sent to Oak Hill Financial Inc., Attention: David G. Ratz, Vice President, 14621 State Route 93, Jackson, Ohio 45640. Any shareholder proposal submitted outside the processes of Rule 14a-8 under the 1934 Act for presentation to the Corporation's 1999 Annual Meeting of Shareholders will be considered untimely for purposes of Rule 14a-4 and 14a-5 if notice thereof is received by the Corporation after February 10, 2000.

                                  ANNUAL REPORT

        The Corporation's Annual Report for the year ended December 31, 1998, is being mailed to each shareholder with this Proxy Statement.

        The Corporation files annually with the Securities and Exchange Commission an annual report on Form 10-K. This report includes financial statements and schedules thereto. A SHAREHOLDER OF THE CORPORATION MAY OBTAIN A COPY OF THE ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998, WITHOUT CHARGE BY SUBMITTING A WRITTEN REQUEST THEREFOR TO THE FOLLOWING ADDRESS:

                        Oak Hill Financial Inc.,
                        Attention:  David G. Ratz,
                        Oak Hill Financial, Inc.
                        14621 State Route 93,
                        Jackson, Ohio 45640.

                                  OTHER MATTERS

         Management and the Board of Directors of the Corporation know of no business to be brought before the Annual Meeting other than as set forth in this Proxy Statement. However, if any matters other than those referred to in this Proxy Statement should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy on such matters in accordance with their best judgment.

                                    EXPENSES

         The expense of proxy solicitation will be borne by the Corporation. Proxies will be solicited by mail and may be solicited, for no additional compensation, by some of the officers, directors and employees of the Corporation or its subsidiaries, by telephone, telegraph or in person. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of shares of the Corporation and will be reimbursed for their related expenses.

                                                                       EXHIBIT A

                   TEXT OF PROPOSED RESOLUTION AMENDING THIRD
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                       TO INCREASE AUTHORIZED COMMON STOCK


         RESOLVED, that, Article FOURTH of the Third Amended and Restated Articles of Incorporation of Oak Hill Financial, Inc. be amended by deleting the first paragraph of Article FOURTH in its entirety and substituting in lieu thereof the following:

                  FOURTH: Subject to the provisions of this Article FOURTH, the total number of shares of all classes of stock which the Corporation shall have the authority to issue is 18,000,000 shares, consisting of: (i) 15,000,000 shares of Common Stock, without par value (the "Common Stock"); (ii) 1,500,000 shares of Voting Preferred Stock, $.01 par value (the "Voting Preferred Stock"); and (iii) 1,500,000 shares of Non-Voting Preferred Stock, $.01 par value (the "Non-Voting Preferred Stock"). The stated capital of the Corporation at any time shall be equal either: (i) to the number of outstanding shares of all classes of stock multiplied by the par value of each share; or (ii) for shares without par value, such stated value as is determined from time to time by the Board of Directors.

   Appendix to Proxy Statement (filed with SEC, but not sent to shareholders)

                            OAK HILL FINANCIAL, INC.

               SECOND AMENDED AND RESTATED 1995 STOCK OPTION PLAN

         1. PURPOSE. This plan (the "Plan") is intended as an incentive and to encourage stock ownership by certain key employees, officers and directors of, and consultants and advisers who render services to, Oak Hill Financial, Inc. an Ohio corporation (the "Company") and any current or future subsidiaries or parent of the Company by the granting of stock options (the "Options") as provided herein. By encouraging such stock ownership, the Company seeks to attract, retain and motivate employees, officers, directors, consultants and advisers. The Options granted under the Plan may be either incentive stock options ("ISOs") which meet the requirements of section 422 of the Internal Revenue Code of 1986, as amended from time to time hereafter (the "Code"), or nonstatutory options which do not meet such requirements ("NSOs").

         2. EFFECTIVE DATE. The Plan will become effective on August 8, 1995 (the "Effective Date").

         3.   ADMINISTRATION.

              (a) The Plan will be administered by a committee (the "Committee") appointed by the Board of Directors of the Company (the "Board") which consists of not fewer than two members of the Board. If any class of equity securities of the Company is registered under section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), all members of the Committee will be "Non-Employee Directors" as defined in Rule 16b-3(b)(3)(i) promulgated under the 1934 Act (or any successor rule of like tenor and effect) and "outside directors" as defined in Section 162(m) of the Code and regulations promulgated thereunder.

              (b) Subject to the provisions of the Plan, the Committee is authorized to establish, amend and rescind such rules and regulations as it deems appropriate for its conduct and for the proper administration of the Plan, to make all determinations under and interpretations of, and to take such actions in connection with, the Plan or the Options granted thereunder as it deems necessary or advisable. All actions taken by the Committee under the Plan are final and binding on all persons. No member of the Committee is liable for any action taken or determination made relating to the Plan, except for willful misconduct.

              (c) The Company will indemnify each member of the Committee against costs, expenses and liabilities (other than amounts paid in settlements to which the Company does not consent, which consent will not be unreasonably withheld) reasonably incurred by such member in connection with any action to which he or she may be a party by reason of service as a member of the Committee, except in relation to matters as to which he or she is adjudged in such action to be personally guilty of negligence or willful misconduct in the performance of his or her duties. The foregoing right to indemnification is in addition to such other rights as the Committee member may enjoy as a matter of law, by reason of insurance coverage of any kind, or otherwise.

         4.   ELIGIBILITY.

              (a) The Committee may grant Options and Tax Offset Payments, as defined in paragraph 10, to such key employees of (or, in the case of NSOs only, to directors who are not employees of and to consultants and advisers who render services to) the Company or its subsidiaries or parent as the Committee may select from time to time (the "Optionees"). The Committee may grant more than one Option to an individual under the Plan.

              (b) No ISO may be granted to an individual who, at the time an ISO is granted, is considered under section 422(b)(6) of the Code as owning stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of its parent or any subsidiary corporation (a "10% Shareholder"); provided, however, this restriction will not apply if at the time such ISO is granted the option price per share of such ISO is at least 110% of the fair market value of such share, and such ISO by its terms is not exercisable after the expiration of five years from the date it is granted. This paragraph 4(b) has no application to Options granted under the Plan as NSOs.

              (c) The aggregate fair market value (determined as of the date the ISO is granted) of shares with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year under the Plan or any other incentive stock option plan of the Company or a parent or subsidiary of the Company may not exceed $100,000, or such other dollar limitation as may be provided in the Code.

         5. STOCK SUBJECT TO PLAN. The shares subject to Options under the Plan are the shares of common stock, without par value, of the Company (the "Shares"). The Shares issued pursuant to Options granted under the Plan may be authorized and unissued Shares, Shares purchased on the open market or in a private transaction, or Shares held as treasury stock. The aggregate number of Shares for which Options may be granted under the Plan may not exceed 800,000, subject to adjustment in accordance with the terms of paragraph 13 of the Plan. The maximum number of Shares for which Options may be granted under the Plan during the term of the Plan to any one individual may not exceed 500,000, subject to adjustment in accordance with the terms of paragraph 13 of the Plan. The unpurchased Shares subject to terminated or expired Options may again be offered under the Plan. The Committee, in its sole discretion, may permit the exercise of any Option as to full Shares or fractional Shares. Proceeds from the sale of Shares under Options will be general funds of the Company.

         6.   TERMS AND CONDITIONS OF OPTIONS.

              (a) At the time of grant, the Committee will determine whether the Options granted will be ISOs or NSOs. All Options and Tax Offset Payments granted will be authorized by the Committee and, within a reasonable time after the date of grant, will be evidenced by stock option agreements in writing ("Stock Option Agreements"), in the form attached hereto as Exhibit A, or in such other form and containing such terms and conditions not inconsistent with the provisions of this Plan as the Committee may determine. Any action under paragraph 13 may be reflected in an amendment to, or restatement of, such Stock Option Agreements.

              (b) To the extent permitted by applicable law and the transaction documents, the Committee may grant Options and Tax Offset Payments having terms and provisions which vary from those specified in the Plan if such Options or Tax Offset Payments are granted in substitution for, or in connection with the assumption of, existing options granted by (the Company) another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company is a party.

              (c) The adoption of the Plan shall not effect the validity of any NSO option plan previously adopted by the Company or any unexercised options currently outstanding pursuant to any such plan.

         7. PRICE. The Committee will determine the option price per Share (the "Option Price") of each Option granted under the Plan. Notwithstanding the foregoing, the Option Price of each ISO granted under the Plan may not be less than the fair market value of a Share on the date of grant of such Option. The date of grant will be the date the Committee acts to grant the Option or such later date as the Committee specifies and the fair market value will be determined without regard to any restrictions other than a restriction which, by its terms, will never lapse and in accordance with paragraph 25(c).

         8. OPTION PERIOD. The Committee will determine the period during which each Option may be exercised (the "Option Period"); provided, however, any ISO granted under the Plan will have an Option Period which does not exceed 10 years from the date of grant.

         9. NONTRANSFERABILITY OF OPTIONS. An Option will not be transferable by the Optionee otherwise than by will or the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee or by the Optionee's guardian or legal representative. Notwithstanding the foregoing, an Optionee may transfer an NSO either (a) to members of his or her immediate family (as defined in Rule 16a-1 promulgated under the 1934 Act), to one or more trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, or (b) if such transfer is approved by the Committee. Any NSOs held by such transferees are subject to the same terms and conditions that applied to such NSOs immediately prior to the transfer.

         10. TAX OFFSET PAYMENTS. The Committee has the authority and discretion under the Plan to make cash grants to Optionees at any time to offset a portion of the taxes which may become payable upon exercise of NSOs or on certain dispositions of Shares acquired under ISOs ("Tax Offset Payments"). In the case of NSOs, such Tax Offset Payments will not exceed an amount determined by multiplying a percentage established by the Committee to approximate the maximum federal, state and local income or capital gains taxes payable in connection with the exercise of the NSO or disposition of shares acquired under an ISO by the difference between the fair market value of a Share on the date of exercise and the Option Price, and by the number of Shares as to which the Option is being exercised. If the Tax Offset Payment is being made in connection with the disposition by an Optionee of Shares acquired under an ISO, such Tax Offset Payments will be in an amount determined by multiplying a percentage established by the Committee by the difference between the fair market value of a Share on the date of disposition, if less than the fair market value on the date of exercise, and the Option Price, and by the number of Shares acquired under an ISO of which an Optionee is disposing. The percentage will be established, from time to time, by the Committee at that rate which the Committee, in its sole discretion, determines to be appropriate and in the best interest of the Company to assist Optionees in the payment of taxes. The Company has the right to withhold and pay over to any governmental entities (federal, state or local) all amounts under a Tax Offset Payment for payment of any income or other taxes incurred on exercise.

         11.  EXERCISE OF OPTIONS.

              (a) The Committee, in its sole discretion, will determine the terms and conditions of exercise and vesting percentages of Options granted hereunder. Notwithstanding the foregoing or the terms and conditions of any Stock Option Agreement to the contrary, (i) if the Optionee's employment is terminated as a result of disability or death, his or her Options will be exercisable to the extent and for the period specified in paragraph 12(b); (ii) if a liquidation or merger occurs, all outstanding Options will be exercisable to the extent and for the period specified in paragraph 13(b); and (iii) if a change in control occurs, all outstanding Options will be exercisable for the period specified in paragraph 13(c).

              (b) An Option may be exercised only upon delivery of a written notice to any member of the Committee, the Company's President, or any other officer of the Company designated by the Committee to accept such notices on its behalf, specifying the number of Shares for which it is exercised.

              (c) Within five business days following the date of exercise of an Option, the Optionee or other person properly exercising the Option will make full payment of the Option Price in cash or, with the consent of the Committee,
(i) by tendering previously acquired Shares (valued at fair market value, as determined by the Committee, as of such date of tender); (ii) with a full recourse promissory note of the Optionee for the Option Price, under terms and conditions determined by the Committee; (iii) any combination of the foregoing; or (iv) if the Shares subject to the Option have been registered under the Securities Act of 1933, as amended (the "1933 Act") and there is a regular public market for the Shares, by delivering to the Company on the date of exercise of the Option written notice of exercise together with:

                   (A) written instructions to forward a copy of such notice of exercise to a broker or dealer, as defined in section 3(a)(4) and 3(a)(5) of the 1934 Act ("Broker"), designated in such notice and to deliver to the specified account maintained with the Broker by the person exercising the Option a certificate for the Shares purchased upon the exercise of the Option, and

                   (B) a copy of irrevocable instructions to the Broker to deliver promptly to the Company a sum equal to the purchase price of the Shares purchased upon exercise of the Option and any other sums required to be paid to the Company under paragraph 17 of the Plan.

              (d) If Tax Offset Payments sufficient to allow for withholding of taxes are not being made at the time of exercise of an Option, the Optionee or other person exercising such Option will pay to the Company an amount equal to the withholding amount required to be made less any amount withheld by the Company under paragraph 17.

         12.  TERMINATION OF EMPLOYMENT.

              (a) If an Optionee is no longer employed by the Company, any parent or subsidiary of the Company, or any successor corporation to either the Company or any parent or subsidiary of the Company, all Options held by such Optionee will terminate on the date of termination, unless such employment has been terminated by reason of death or disability, as defined in paragraph 25(b), or such employment has been terminated without cause,

              (b) Upon termination of employment by reason of death or disability or upon termination without cause, the Optionee or the Optionee's personal representative, or the person or persons to whom his or her rights under the Options pass by will or the laws of descent or distribution, will have three months after the date of such termination (but not later than the expiration date of the Optionee's Stock Option Agreement(s)) to exercise all Options held by Optionee to the extent the same were exercisable on the date of termination; provided, however, the Committee, in its sole discretion, may permit the exercise of all or any portion of any Option granted to such Optionee not otherwise exercisable.

         13.  REORGANIZATIONS.

              (a) If a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation or other change in the Company's capitalization occurs, the Committee will proportionately adjust or substitute the aggregate number of Shares for which Options may be granted under this Plan, the number of Shares subject to outstanding Options and the Option Price of the Shares subject to outstanding Options to reflect the same. The Committee will make such other adjustments to the Options, the provisions of the Plan and the Stock Option Agreements as may be appropriate and equitable, which adjustments may provide for the elimination of fractional Shares.

              (b) If the Company liquidates or dissolves, or is a party to a merger or consolidation in which the Company is not the surviving corporation, other than a merger or consolidation involving only a change in state of incorporation or an internal reorganization not involving a change in control, the Company may give written notice thereof to all holders of Options granted under the Plan at least 30 days prior to the effective date of such liquidation, dissolution, merger or consolidation, and each Optionee will have the right within such 30-day period to exercise all Options held by him or her to the extent the same were exercisable on the date of the notice or became exercisable within such 30-day notice period; provided, however, that such Options may not be exercised after the specific expiration date set forth therein. If such Options have not been exercised on or prior to the end of the 30-day notice period, they will terminate on that date.

              (c) If a change in control (as defined in paragraph 25(a)) occurs, all outstanding Options granted under this Plan will become immediately exercisable to the extent of 100% of the Shares subject thereto notwithstanding any contrary waiting or vesting periods specified in this Plan or in any applicable Stock Option Agreement. If an outstanding option is not exercised as a result of a change in control a successor corporation shall issue substitute options so as to preserve substantially the rights and benefits of the Optionees under this Plan.

         14. RIGHTS AS SHAREHOLDER. The Optionee has no rights as a shareholder with respect to any Shares subject to an Option until the date of issuance of a stock certificate to the Optionee for such Shares.

         15. NO CONTRACT OF EMPLOYMENT. Nothing in the Plan or in any Option or Stock Option Agreement confers on any Optionee any right to continue in the employment or service of the Company or any parent or subsidiary of the Company or interfere with the right of the Company to terminate such Optionee's employment or other services at any time. The establishment of the Plan will in no way, now or hereafter, reduce, enlarge or modify the employment relationship between the Company or any parent or subsidiary of the Company and the Optionee. Options granted under the Plan will not be affected by any change of duties or position as long as the Optionee continues to be employed by the Company or any parent or subsidiary of the Company.

         16. AGREEMENTS AND REPRESENTATIONS OF OPTIONEES. As a condition to the exercise of an Option, the Committee, in its sole determination, may require the Optionee to represent in writing that the Shares being purchased are being purchased only for investment and without any present intent at the time of the acquisition of such Shares to sell or otherwise dispose of the same.

         17. WITHHOLDING TAXES. The Company or any parent or subsidiary of the Company has the right (a) to withhold from any salary, wages, or other compensation for services payable by the Company or any parent or subsidiary of the Company to or with respect to an Optionee, or to demand and receive payment from the Optionee or other person to whom the Company is delivering certificates for Shares purchased upon exercise of an Option of, amounts sufficient to satisfy any federal, state or local withholding tax liability attributable to such Optionee's (or any beneficiary's or personal representative's) receipt or disposition of Shares purchased under any Option or (b) to take any such other action as it deems necessary to enable it to satisfy any such tax withholding obligations as a condition to the Company's obligation to deliver certificates evidencing the Shares. The Committee, in its sole discretion, may permit an Optionee to elect to have Shares that would be acquired upon exercise of Options (valued at fair market value as of the date of exercise) withheld by the Company and not issued to Optionee upon exercise of Options in satisfaction of such Optionee's withholding tax liabilities. Such withheld Shares will then become authorized but unissued shares or treasury shares of the Company, at the option of the Company.

         18. EXCHANGES. The Committee may permit the voluntary surrender of all or a portion of any Option granted under the Plan to be conditioned upon the granting to the Optionee of a new Option for the same or a different number of Shares as the Option surrendered, or may require such voluntary surrender as a condition precedent to a grant of a new Option to such Optionee. Subject to the provisions of the Plan, such new Option will be exercisable at the same price, during such period and on such other terms and conditions as are specified by the Committee at the time the new Option is granted. Upon surrender, the Options surrendered will be cancelled, and the Shares previously subject to them will be available for the grant of other Options. The Committee also may but is not obligated to grant Tax Offset Payments to any Optionee surrendering such Option for a new Option.

         19. COMPLIANCE WITH LAWS AND REGULATIONS. The Plan, the grant and exercise of Options thereunder, and the obligation of the Company to sell and deliver the Shares under such Options, will be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. Options issued under this Plan are not exercisable prior to (i) the date upon which the Company has registered the Shares for which Options may be issued under the 1933 Act and the completion of any registration or qualification of such Shares under state law, or any ruling or regulation of any government body which the Company, in its sole discretion, determines to be necessary or advisable in connection therewith, or (ii) receipt by the Company of an opinion from counsel to the Company stating that the exercise of such Options may be effected without registering the Shares subject to such Options under the l933 Act or under state or other law.

         20. ASSUMPTION. The Plan may be assumed by the successors and assigns of the Company. Any such assumption will not abrogate the rights of the Company and the Optionees set forth in paragraph 13(b) of the Plan.

         21. EXPENSES. The Company will bear all expenses and costs in connection with administration of the Plan.

         22. AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN. The Board may terminate, amend or modify the Plan at any time without further action on the part of the shareholders of the Company; provided, however, that (a) no amendment to the Plan may cause the ISOs granted hereunder to fail to qualify as incentive stock options under the Code; and (b) any amendment to the Plan which requires the approval of the shareholders of the Company under the Code, the regulations promulgated thereunder or the rules promulgated under section 16 of the 1934 Act will be subject to approval by the shareholders of the Company in accordance with the Code, such regulations or such rules. No amendment, modification or termination of the Plan may adversely affect in any manner any Option previously granted to an Optionee under the Plan without the consent of the Optionee or a permitted transferee of such Option.

         23. TERM OF PLAN. The Plan will become effective on the Effective Date, subject to the approval of the Plan by the holders of a majority of the shares of stock of the Company entitled to vote within twelve months of the date of the Plan's adoption by the Board, and the exercise of all Options granted prior to such approval will be subject to such approval. The Plan will terminate on the tenth anniversary of the Effective Date, or such earlier date as may be determined by the Board. Termination of the Plan, however, will not affect the rights of Optionees under Options previously granted to them, and all unexpired Options will continue in force and operation after termination of the Plan except as they may lapse or terminate by their own terms and conditions or as herein provided.

         24. LIMITATION OF LIABILITY. The liability of the Company under this Plan or in connection with any exercise of an Option is limited to the obligations expressly set forth in the Plan and in any Stock Option Agreements, and no term or provision of this Plan or of any Stock Option Agreements will be construed to impose any further or additional duties, obligations or costs on the Company not expressly set forth in the Plan or the Stock Option Agreements.

         25. RELATIONSHIP TO OTHER BENEFITS. No payment under this Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, or group insurance plan of the Company.

         26. NONEXCLUSIVITY OF PLAN. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as (i) effecting the validity of any existing stock, option or employee benefit plan of the Company or any unexercised options or right outstanding thereunder or (ii) creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be applicable either generally or only in specific cases.

         27.  DEFINITIONS.

              (a) Change In Control. A "change in control" will be deemed to have occurred if and when (i) a person, partnership, corporation, trust or other entity ("Person") acquires or combines with the Company, or 50 percent or more of its assets or earning power, in one or more transactions, and after such acquisition or combination, less than a majority of the outstanding voting shares of the Person surviving such transaction (or the ultimate parent of the surviving Person) is owned by the owners of the voting shares of the Company outstanding immediately prior to such acquisition or combination; or (ii) during any period of two consecutive years during the term of this Plan, individuals who at the beginning of such period are members of the Board ("Original Board Members") cease for any reason to constitute at least a majority of the Board, unless the election of each Board member who was not an Original Board Member has been approved in advance by Board members representing at least two-thirds of the Board members then in office who were Original Board Members.

              (b) Disability. The term "disability" means a physical or mental condition which impairs the ability of the Optionee to perform the Optionee's usual and customary employment or service with the Company or any parent or subsidiary of the Company.

              (c) Fair Market Value. If the Shares are publicly traded, the term "fair market value" as used in this Plan means (i) the closing price quoted in the NASDAQ National Market, if the shares are so quoted, (ii) the last quote reported by NASDAQ for small-cap issues, if the shares are so quoted, (iii) the mean between the bid and asked prices as reported by NASDAQ, if the Shares are so quoted, or (iv) if the Shares are listed on a securities exchange, the closing price at which the Shares are quoted on such exchange, in each case at the close of the date immediately before the Option is granted or, if there be no quotation or sale on that date, the next preceding date on which the Shares were quoted or traded. In all other cases, the fair market value will be determined in accordance with procedures established in good faith by the Committee and with respect to ISOs, conforming to regulations issued by the Internal Revenue Service regarding incentive stock options.

              (d) Key Employees. The term "key employees" means those executive, administrative, operational and managerial employees who are determined by the Committee to be eligible for Options under the Plan.

              (e) Parent and Subsidiary. The terms "subsidiary" and "parent" as used in the Plan have the respective meanings set forth in sections 424(f) and
(e) of the Code.

                            OAK HILL FINANCIAL, INC.
                             STOCK OPTION AGREEMENT
                                    UNDER THE
                             1995 STOCK OPTION PLAN


         OAK HILL FINANCIAL, INC. (the "Company") hereby grants, effective this day of ___________ 199__ (the "Effective Date") to __________________ (the
"Optionee") an option to purchase _____________ shares of its common stock, without par value (the "Option Shares"), at a price of ______________________ Dollars ($______) per share pursuant to the Company's 1995 Stock Option Plan (the "Plan"), subject to the following:

         1. RELATIONSHIP TO THE PLAN. This option is granted pursuant to the Plan, and is in all respects subject to the terms, provisions and definitions of the Plan and any amendments thereto. The Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and conditions thereof. The Optionee accepts this option subject to all the terms and provisions of the Plan (including without limitation provisions relating to nontransferability, exercise of the option, sale of the option shares, termination of the option, adjustment of the number of shares subject to the option, and the exercise price of the option). The Optionee further agrees that all decisions and interpretations made by the Stock Option Committee (the "Committee"), as established under the Plan, and as from time to time constituted, are final, binding, and conclusive upon the Optionee and his or her heirs. This option is not an Incentive Stock Option under the Plan.

         2. TIME OF EXERCISE. This option may be exercised, from time to time, in full or in part, by the Optionee after the Effective Date and remains exercisable (subject to the provisions herein and the Plan) until it has been exercised as to all of the Shares or the tenth (10th) anniversary of the Effective Date, whichever occurs first. Notwithstanding the foregoing, this option may not be exercised unless (i) the Option Shares are registered under the Securities Act of 1933, as amended, and are registered or qualified under applicable state securities or "blue sky" laws, or (ii) the Company has received an opinion of counsel to the Company to the effect that the option may be exercised and Option Shares may be issued by the Company pursuant thereto without such registration or qualification. If this option is not otherwise exercisable by reason of the foregoing sentence, the Company will take reasonable steps to comply with applicable state and federal securities laws in connection with such issuance.

         3. METHODS OF EXERCISE. This option is exercisable by delivery to the Company of written notice of exercise which specifies the number of shares to be purchased and the election of the method of payment therefor, which will be one of the methods of payment specified in paragraph 11(c) of the Plan. If payment is otherwise than payment in full in cash, the method of payment is subject to the consent of the Committee. Upon receipt of payment for the shares to be purchased pursuant to the option or, if applicable, the shares to be delivered pursuant to the election of an alternative payment method, the Company will deliver or cause to be delivered to the Optionee, to any other person exercising this option, or to a broker or dealer if the method of payment specified in clause (iv) of paragraph 1l(c) of the Plan is elected, a certificate or certificates for the number of shares with respect to which this option is being exercised, registered in the name of the Optionee or other person exercising the option, or if appropriate, in the name of such broker or dealer; provided, however, that if any law or regulation or order of the Securities and Exchange Commission or other body having jurisdiction over the exercise of this option will require the Company or Optionee (or other person exercising this option) to take any action in connection with the shares then being purchased, the delivery of the certificate or certificates for such shares may be delayed for the period necessary to take and complete such action.

         4. ACQUISITION FOR INVESTMENT. This option is granted on the condition that the acquisition of the Option Shares hereunder will be for the account of the Optionee (or other person exercising this option) for investment purposes and not with a view to resale or distribution, except that such condition will be inoperative if the Option Shares are registered under the Securities Act of 1933, as amended, or if in the opinion of counsel for the Company such shares may be resold without registration. At the time of any exercise of the option, the Optionee (or other person exercising this option) will execute such further agreements as the Company may require to implement the foregoing condition and to acknowledge the Optionee's (or such other person's) familiarity with restrictions on the resale of the Option Shares under applicable securities laws.

         5. DISPOSITION OF SHARES. The Optionee or any other person who may exercise this option will notify the Company within seven (7) days of any sale or other transfer of any Option Shares. If any class of equity securities of the Company is registered pursuant to section 12 of the Securities Exchange Act of 1934, as amended, and the Optionee or any other person who may exercise this option is subject to section 16 of that Act by virtue of such Optionee's or person's relationship to the Company, the Optionee or other person exercising this Option agrees not to sell or otherwise dispose of any Option Shares unless at least six (6) months have elapsed from the Effective Date.

         6. WITHHOLDING. As a condition to the issuance of any of the Shares under this Option, Optionee or any person who may exercise this Option authorizes the Company to withhold in accordance with applicable law from any salary, wages or other compensation for services payable by the Company to or with respect to Optionee any and all taxes required to be withheld by the Company under federal, state or local law as a result of such Optionee's or such person's receipt or disposition of Shares purchased under this Option. If, for any reason, the Company is unable to withhold all or any portion of the amount required to be withheld, Optionee (or any person who may exercise this Option) agrees to pay to the Company upon exercise of this Option an amount equal to the withholding required to be made less the amount actually withheld by the Company.

         7. GENERAL. This Agreement will be construed as a contract under the laws of the State of Ohio without reference to Ohio's choice of law rules. It may be executed in several counterparts, all of which will constitute one Agreement. It will bind and, subject to the terms of the Plan, benefit the parties and their respective successors, assigns, and legal representatives.

         IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement as of the date first above written.

OPTIONEE                                    OAK HILL FINANCIAL, INC.


________________________                    By:________________________

REVOCABLE  PROXY

                            OAK HILL FINANCIAL, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 27, 1999

The undersigned hereby appoints H. Tim Bichsel and Gail S. Bobst with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders (the "Meeting"), to be held on April 27, 1999 at the Ohio State University Extension South District Office, 17 Standpipe Road, Jackson, Ohio at 1:00 p.m., local time, and at any adjournments thereof, as follows:

I.       The election as directors of all nominees listed below:
                         / /  FOR ALL   / /  WITHHOLD ALL   / /  FOR ALL EXCEPT*
         * INSTRUCTION: TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

             Evan E. Davis       C. Clayton Johnson       John D. Kidd
                      Richard P. LeGrand         D. Bruce Knox

II. To consider and act upon a proposed amendment to the Corporation's Third Amended and Restated Articles of Incorporation to increase the authorized Common Stock of the Corporation from 5,000,000 to 15,000,000 shares.
                   / /  FOR          / /  AGAINST          / /  ABSTAIN

III. To consider and act upon a proposed amendment to the Corporation's 1995 Stock Option Plan to increase the number of shares of the Corporation's Common Stock issuable upon exercise of stock options under the Corporation's 1995 Stock Option Plan from 500,000 to 800,000 shares.

                   / /  FOR          / /  AGAINST          / /  ABSTAIN

IV The ratification of the appointment of Grant Thornton LLP as auditors of the Corporation for the fiscal year ending December 31, 1999.

                   / /  FOR          / /  AGAINST          / /  ABSTAIN

In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment thereof.


      The Board of Directors recommends a vote "FOR" the listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Should the undersigned be present to vote at the Meeting or at any adjournment thereof, and after notification to the Secretary of the Corporation at the Meeting of the shareholder's decision to terminate this Proxy, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt from the Corporation, prior to the execution of this Proxy, of Notice of the Annual Meeting, a Proxy Statement dated March 26, 1999, and the Corporation's Annual Report to Shareholders for the fiscal year ended December 31, 1998.

                         Dated: __________________________________

                                                                NUMBER OF SHARES

                         _________________________     _________________________
                                 Signature                    Signature

                         _________________________     _________________________
                         Print Name of Shareholder     Print Name of Shareholder

                                    Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

                                    PLEASE PROMPTLY COMPLETE, DATE, SIGN AND
                                    MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID
                                    ENVELOPE.